Exhibit 23.7

June 29, 2021

Mr. Terrance Sinnott

ROX Financial

250 Greenwich Street

New York, NY 10007

Re: 0121004669

Amazon-Oakley

4000 Wilbur Avenue

Antioch, CA 94509

Dear Mr. Sinnott:

We hereby consent to (1) the use of our name in the Registration Statement on Form S-11 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by ROX Financial LP, (2) the attachment of our Appraisal of Real Property dated May 10, 2021 related to Amazon Oakley, 6200 Bridgehead Road, Oakley, CA 94561 as an exhibit to the Registration Statement and any references to our Appraisal of Real Property prepared for ROX Financial LP wherever appearing in the Registration Statement, including, but not limited to, the references to our company or our Appraisal of Real Property under the sections entitled “Prospectus Summary,” “Business and Property,” and “Experts” in the Registration Statement and (3) the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ Jon DiPietra

Jon DiPietra, MAI

Managing Director